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INDEPENDENT AUDITORS’ CONSENT
We consent to the incorporation by reference in this Registration Statement of Brookfield Asset Management Inc. (the “Company”) on Form F-9 of our report dated February 8, 2006 appearing in the 2005 Annual Report of the Company for the years ended December 31, 2005 and 2004 filed on Form 6-K dated March 28, 2006.
Yours very truly,
Independent Registered Chartered Accountants
Toronto, Canada
October 11, 2006

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